Exhibit 24.1 POWER OF ATTORNEY

Know all by these presents, that Brian M. Baldwin ("Principal") hereby constitutes and appoints each of Brian L. Schorr, Daniel R. Marx and Jeffrey
Himelson, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) complete and execute for and on behalf of the undersigned, in the undersigned's capacity as (i) a director, and/or (ii) a 10% shareholder of Janus
Henderson Group plc (the "Company"), Forms 3, 4 and 5 in accordance with Section
16(a) of the Securities Exchange Act of 1934 and the rules thereunder and Form
144 in accordance with the Securities Act of 1933 and the rules thereunder; and

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or
Form 144, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any
stock exchange or similar authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 ("Section 16").  The
undersigned hereby agrees on behalf of the undersigned and the undersigned's heirs, executors, legal representatives and assigns to indemnify, defend and hold each of the foregoing attorneys-in-fact harmless from and against any and all claims that may arise against such attorney-in-fact by reason of any violation by the undersigned of the undersigned's responsibilities under Section
16 or any other claim relating to any action taken by such attorney-in-fact pursuant to this Power of Attorney.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document.  As the "principal," you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.  When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important
Information for the Agent" at the end of this document describes your agent's responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public. You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this
Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.  You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly. Your agent cannot make health care decisions for you.  You may execute a "Health Care Proxy" to do this.

The law governing Powers of Attorney is contained in the New York General
Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites,
www.senate.state.ny.us or www.assembly.state.ny.us.  If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

This Power of Attorney shall remain in full force and effect until Principal is no longer required to file any of Form 3, 4 or 5 or Form 144 with respect to
Principal's holdings of and transactions in securities issued by the Company, unless earlier revoked by Principal in a signed writing delivered to any of the foregoing attorneys-in-fact.  This Power of Attorney does not revoke or replace any other power of attorney that Principal has previously granted.

IMPORTANT INFORMATION FOR THE AGENT:  When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.  You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;

(2) avoid conflicts that would impair your ability to act in the principal's best interest;

(3) keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal's Name).

You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:  The meaning of the authority given to you is defined in New
York's General Obligations Law, Article 5, Title 15.  If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of the dated specified below.

By: /s/Brian M. Baldwin
 -----------------------
 Brian M. Baldwin
 Date: February 2, 2023

State of New York )
   ) ss.:
County of New York )

On the 2nd day of February in the year 2023 before me, the undersigned, personally appeared Brian M. Baldwin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/Jane A. Singletary
-------------------------
JANE A. SINGLETARY
NOTARY PUBLIC - State of New York
No. 01SI5063837
Qualified in New York County
Commission Expires 7/29/2026

By: /s/Brian L. Schorr
 -----------------------
 Brian L. Schorr
 Date: February 2, 2023

State of New York )
   ) ss.:
County of New York )

On the 2nd day of February in the year 2023 before me, the undersigned, personally appeared Brian L. Schorr, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/Jane A. Singletary
-------------------------
JANE A. SINGLETARY
NOTARY PUBLIC - State of New York
No. 01SI5063837
Qualified in New York County
Commission Expires 7/29/2026

By: /s/Daniel R. Marx
 -----------------------
 Daniel R. Marx
 Date: February 2, 2023

State of New York )
   ) ss.:
County of New York )

On the 2nd day of February in the year 2023 before me, the undersigned, personally appeared Daniel R. Marx, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/Jane A. Singletary
-------------------------
JANE A. SINGLETARY
NOTARY PUBLIC - State of New York
No. 01SI5063837
Qualified in New York County
Commission Expires 7/29/2026

By: /s/Jeffrey Himelson
 -----------------------
 Jeffrey Himelson
 Date: February 2, 2023

State of New York )
   ) ss.:
County of New York )

On the 2nd day of February in the year 2023 before me, the undersigned, personally appeared Jeffrey Himelson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/Jane A. Singletary
-------------------------
JANE A. SINGLETARY
NOTARY PUBLIC - State of New York
No. 01SI5063837
Qualified in New York County
Commission Expires 7/29/2026